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                                  Exhibit 14


                PROPOSED FORM OF APPLICATION SUPPLEMENT (10349)
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                            APPLICATION SUPPLEMENT

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 1. Proposed Insured____________________________________________________________
                    Last                        First              MI     Maiden
 2. Date of Birth   /       /                   3. Sex: [_] Male   [_] Female

 4. Applicant (if other than proposed insured)_________________________________
                                              Last              First        MI
 5. Owner_______________________   6. Owner Social Security Number____-_____-__
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         VARIABLE LIFE INFORMATION (REQUIRED IF APPLYING FOR FLEXIBLE
     PREMIUM VARIABLE LIFE INSURANCE - ___________________________________

 7. Premium Allocation (0 or minimum of 10%. Percentages must be total 100%):

    [_]   Cash Management Fund.............................._______ %
    [_]   High-Yield Bond Fund.............................._______ %
    [_]   Growth-Income Fund................................_______ %
    [_]   Growth Fund......................................._______ %
    [_]   U.S. Government/AAA-Rated Securities Fund........._______ %
    [_]   Asset Allocation Fund............................._______ %
    [_]   International Fund................................_______ %
    [_]   Bond Fund........................................._______ %
    [_]   Global Growth Fund................................_______ %
    [_]   Global Small Capitalization Fund.................._______ %

 8. Suitability Information:

    a. Have you received a prospectus for the policy/certificate
       applied for?   Yes [_]   No[_]
         Date of Prospectus:          /       /
         Date of any supplement:          /       /
    b. Do you understand that:
         (i) the death benefit and cash surrender value will increase or decrease depending on investment experience, and
         (ii) there is no guaranteed cash surrender value or minimum
              death benefit?   [_] Yes   [_] No
    c. Do you believe that the policy/certificate applied for meets your insurance objectives and your anticipated financial
       needs?   [_] Yes   [_] No

 9. Signatures:  Dated at _________________________ on ________________________
                          City,           State    Month       Day         Year

 ________________   _______________________________
 Proposed Insured   Owner (if other than Applicant)

 __________________________________________
 Applicant (if other than Proposed Insured)

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          This is a part of the application and will be part of the
                     policy/certificate, if one is issued.


10349                                 1a
(5/98)